Exhibit 99.1

News Release	FMC Technologies Inc
1803 Gears Road
Houston, TX 77067

For Release: Immediate

Media	Marvin Brown Bruce Bullock	(281) 591-4212 (281) 591-4429
Investors	Maryann Seaman	(312) 861-6414

FMC Technologies CEO and CFO to Participate in

UBS Global Oil & Gas Conference

HOUSTON, May 19, 2005 – FMC Technologies, Inc. (NYSE: FTI) announced today that Joseph H. Netherland, Chairman, President and Chief Executive Officer, and William H. Schumann, Senior Vice President and Chief Financial Officer, will participate in a breakout session at the following event:

Analyst Conference:	UBS Global Oil & Gas Conference – Austin, Texas Thursday, May 26, at 7:30 A.M. Central Daylight Time

Webcast:	A live webcast of the breakout session may be accessed, at the time listed above, on the FMC Technologies web site, www.fmctechnologies.com. Slides containing information that may be referenced in the presentation also will be available on the Investor Center/Presentations section of the web site. The slides will remain available on the web site following the presentation until replaced by a subsequent presentation.

FMC Technologies, Inc. (www.fmctechnologies.com) is a global leader providing mission-critical technology solutions for the energy, food processing and air transportation industries. FMC Technologies designs, manufactures and services technologically sophisticated systems and products for its customers through its Energy Systems (comprising Energy Production and Energy Processing), FoodTech and Airport Systems businesses. FMC Technologies employs approximately 9,000 people and operates 31 manufacturing facilities in 16 countries.

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